CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 23, 2004, relating to the financial statements and financial highlights which appears in the May 31, 2004 Annual Report to Shareholders of Growth Fund, Capital Income Fund, Multiple Index Trust, Yorktown Classic Value Trust, and Treasuries Trust (Comprising American Pension Investors Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.




Baltimore, Maryland
June 28, 2004